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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Experts" in the Registration Statement (Form S-3) and related Prospectus of MedImmune, Inc. for the registration of 3,859,250 shares of MedImmune, Inc.'s common stock and to the incorporation by reference therein of our report dated January 25, 2001, with respect to the consolidated financial statements of Aviron included in Aviron's Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Palo Alto, California
January 15, 2002